                                                                    Exhibit 24.2

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                                POWER OF ATTORNEY
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         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Joseph H. Scarlett, Jr. and David C. Lewis, and each of them acting alone, his true and lawful attorneys-in-fact, and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 (the "registration statement") of Tractor Supply Company (the "Company") relating to the Company's 2000 Stock Incentive Plan and any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  January 23, 2003



                                         /s/ Calvin B. Massmann
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                                         Calvin B. Massmann